CENTRAL TRACTOR FARM & COUNTRY, INC.                               PAGE 15 OF 17
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
EXHIBIT 11

                                                    THREE MONTH ENDED                     SIX MONTHS ENDED
                                               ---------------------------           ---------------------------
                                               APRIL 27,        APRIL 29,            APRIL 27,        APRIL 29,
                                                  1996             1995                 1996             1995
                                               ----------       ----------           ----------       ----------
                                               ( IN THOUSANDS EXCEPT PER             ( IN THOUSANDS EXCEPT PER
                                                       SHARE DATA )                          SHARE DATA )
PRIMARY

WEIGHTED AVERAGE SHARES OUTSTANDING             10,589           10,577               10,583           10,577
NET EFFECT OF DILUTIVE STOCK OPTIONS AND
 STOCK WARRANT - BASED ON TREASURY STOCK
 METHOD                                            417              485                  405              493
                                               ----------       ----------           ----------       ----------
TOTAL                                           11,006           11,062               10,988           11,070
                                               ----------       ----------           ----------       ----------
                                               ----------       ----------           ----------       ----------
NET INCOME                                     $ 1,684            2,588              $ 2,964            4,060
                                               ----------       ----------           ----------       ----------
                                               ----------       ----------           ----------       ----------
PER SHARE AMOUNT                               $  0.15             0.23              $  0.27             0.37
                                               ----------       ----------           ----------       ----------
                                               ----------       ----------           ----------       ----------
FULLY DILUTED

WEIGHTED AVERAGE SHARES OUTSTANDING             10,589           10,577               10,583           10,577
NET EFFECT OF DILUTIVE STOCK OPTIONS AND
 STOCK WARRANT - BASED ON TREASURY STOCK
 METHOD                                            411              485                  405              493
ASSUMED CONVERSION OF 7% CONVERTIBLE NOTES         826              826                  826              826
                                               ----------       ----------           ----------       ----------
TOTAL                                           11,826           11,888               11,814           11,896
                                               ----------       ----------           ----------       ----------
                                               ----------       ----------           ----------       ----------
NET INCOME                                     $ 1,684            2,588              $ 2,964            4,060
ADD 7% CONVERTIBLE NOTE INTEREST, NET OF
 INCOME TAX EFFECT                                 168              168                  336              336
                                               ----------       ----------           ----------       ----------
TOTAL NET INCOME                               $ 1,852            2,756              $ 3,300            4,396
                                               ----------       ----------           ----------       ----------
                                               ----------       ----------           ----------       ----------
PER SHARE AMOUNT                               $  0.16(A)          0.23(A)           $  0.28(A)          0.37(A)
                                               ----------       ----------           ----------       ----------
                                               ----------       ----------           ----------       ----------

(A) FULLY DILUTED EARNINGS PER SHARE ARE NOT PRESENTED AS THE AFFECT OF THE ASSUMED CONVERSION OF THE 7% CONVERTIBLE NOTES IS ANTIDILUTIVE OR LESS THAN 3% DILUTIVE.